Exhibit 32.2

CERTIFICATION

In connection with the Annual Report on Form 10-K for the year ended December 31, 2012 of Capital One Financial Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary L. Perlin, Chairman, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350 that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2012	/s/ GARY L. PERLIN
Gary L. Perlin Chief Financial Officer